Exhibit 2.1





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                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 4th day of August, 1999, by and between FIRST PLACE FINANCIAL CORPORATION ("First Place"), a New Mexico corporation, and WELLS FARGO & COMPANY ("Wells Fargo"), a Delaware corporation.

         WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Wells Fargo will merge with and into First Place (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the exchange of the shares of Common Stock of First Place, no par value ("First Place Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement, into shares of voting Common Stock of Wells Fargo of the par value of $1-2/3 per share ("Wells Fargo Common Stock"),

         NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

         1.  BASIC PLAN OF REORGANIZATION

         (a) Merger. Subject to the terms and conditions contained herein, a wholly-owned subsidiary of Wells Fargo (the "Merger Co.") will be merged by statutory merger with and into First Place pursuant to the Merger Agreement, with First Place as the surviving corporation, in which Merger each share of First Place Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be exchanged for the number of shares of Wells Fargo Common Stock determined by dividing 4,600,000 by the number of shares of First Place Common Stock then outstanding.

         (b) Wells Fargo Common Stock Adjustments. If, between the date hereof and the Effective Time of the Merger, shares of Wells Fargo Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Wells Fargo Common Stock into which a share of First Place Common Stock shall be converted pursuant to subparagraph (a), above,

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will be appropriately  and  proportionately  adjusted so that the number of such shares of Wells Fargo Common Stock into which a share of First Place Common Stock shall be converted will equal the number of shares of Wells Fargo Common Stock which holders of shares of First Place Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

         (c) Fractional Shares. No fractional shares of Wells Fargo Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Wells Fargo Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

         (d) Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Office of Public Regulation Commission of the State of New Mexico within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"); provided, however, that the Closing Date shall not occur prior to January 15, 2000. Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing." The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger." The "Effective Time of the Merger" shall be 11:59 p.m. Farmington, New Mexico time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into First Place pursuant to the Merger Agreement.

         The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Wells Fargo, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

         2.   REPRESENTATIONS   AND  WARRANTIES  OF  FIRST  PLACE.  First  Place
represents and warrants to Wells Fargo as follows:

         (a) Organization and Authority. First Place is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on First Place and the First Place Subsidiaries

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(as defined below) taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. First Place is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). First Place has furnished Wells Fargo true and correct copies of its articles of incorporation and by-laws, as amended.

         (b) First Place's Subsidiaries. As used in this Agreement, "Schedule" means the confidential schedule set forth in the separate disclosure schedule.
Schedule 2(b) sets forth a complete and correct list of all of First Place's subsidiaries as of the date hereof (individually a "First Place Subsidiary" and collectively the "First Place Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by First Place. No equity security of any First Place Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any First Place Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except as set forth on Schedule 2(b) and subject to 12 U.S.C. ss. 55 (1982) with respect to the national bank subsidiaries of First Place and the New Mexico Business Corporation Act, all of such shares so owned by First Place are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each First Place Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), First Place does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

         (c) Capitalization. The authorized capital stock of First Place consists of 5,000,000 shares of common stock, no par value, of which as of the close of business on March 31, 1999, 2,170,397 shares were outstanding and no shares were held in the treasury. The maximum number of shares of First Place Common Stock (assuming for this purpose that phantom shares and other share-equivalents, excluding stock appreciation rights, constitute First Place Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 2,307,869. All of the outstanding shares of capital stock of First Place have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating First Place or any First Place Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem

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or otherwise  acquire,  any shares of capital  stock of First Place or any First
Place Subsidiary. Since March 31, 1999, no shares of First Place capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by First Place or any First Place Subsidiary and, except as set forth on Schedule 2(c), no dividends or other distributions have been declared, set aside, made or paid to the shareholders of First Place.

         (d) Authorization. First Place has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by First Place and the consummation of the transactions contemplated hereby and thereby have been duly authorized by at least eighty percent (80%) of the entire Board of Directors of First Place. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over First Place as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of First Place enforceable against First Place in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and contracting parties generally and except as enforceability may be subject to general principles of equity.

         Except as set forth on Schedule 2(d), neither the execution, delivery and performance by First Place of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by First Place with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of First Place or any First Place Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Place or any First Place Subsidiary is a party or by which it may be bound, or to which First Place or any First Place Subsidiary or any of the properties or assets of First Place or any First Place Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of First Place, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to First Place or any First Place Subsidiary or any of their respective properties or assets.

         Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions

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required under the BHC Act or the Hart-Scott-Rodino  Antitrust  Improvements Act
of 1976 ("HSR Act"), and filings required to effect the Merger under New Mexico law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by First Place of the transactions contemplated by this Agreement and the Merger Agreement.

         (e) First Place Financial Statements. The consolidated balance sheets of First Place and First Place's Subsidiaries as of December 31, 1998 and 1997 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 1998, together with the notes thereto, certified by KPMG LLP ("KPMG") and included in First Place's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "First Place 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated statements of financial condition of First Place and First Place's Subsidiaries as of March 31, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three (3) months then ended included in First Place's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 as filed with the SEC (collectively, the "First Place Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of First Place and First Place's Subsidiaries at the dates and the consolidated results of operations and cash flows of First Place and First Place's Subsidiaries for the periods stated therein.

         (f) Reports. Since December 31, 1993, First Place and each First Place Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "First Place Reports." As of their respective dates, the First Place Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the First Place Reports have been made available to Wells Fargo by First Place.

         (g) Properties and Leases. Except as may be reflected in the First Place Financial Statements and except for any lien for current taxes not yet delinquent, First Place and each First Place Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in First Place's

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consolidated  balance  sheet as of March  31,  1999  included  in First  Place's
Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to First Place or any First Place Subsidiary pursuant to which First Place or such First Place Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by First Place or such First Place Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all First Place's and each First Place Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (h) Taxes. First Place and each First Place Subsidiary has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of First Place and the First Place Subsidiaries for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Neither First Place nor any First Place Subsidiary is a party to any pending action or proceeding, nor to our knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies. No issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of First Place or any First Place Subsidiary which has not been settled, resolved and fully satisfied. First Place and each First Place Subsidiary has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of March 31, 1999, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of First Place and the First Place Subsidiaries with respect to all periods through the date thereof.

         (i) Absence of Certain Changes. Since December 31, 1998 there has been no change in the business, financial condition or results of operations of First Place or any First Place Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of First Place and the First Place Subsidiaries taken as a whole.

         (j) Commitments and Contracts. Except as set forth on Schedule 2(j), neither First Place nor any First Place Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

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                  (i) any employment  contract or  understanding  (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by First Place or such First Place Subsidiary);

                  (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii) any labor contract or agreement with any labor union;

                  (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of First Place or any First Place Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, First Place or any First Place Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

                  (vi) any lease with annual rental payments aggregating $10,000 or more; or

                  (vii)  any  agreement  or  commitment   with  respect  to  the
         Community Reinvestment Act with any state or federal bank regulatory authority or any other party; or

                  (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

         (k) Litigation and Other Proceedings. First Place has furnished Wells Fargo copies of (i) all attorney responses to the request of the independent auditors for First Place with respect to loss contingencies as of December 31, 1998 in connection with the First Place Financial Statements, and (ii) a written list of legal and regulatory proceedings filed against First Place or any First Place Subsidiary since December 31, 1998. Neither First Place nor any First
Place Subsidiary is a party to any pending or, to the best knowledge of First Place, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material

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adverse effect on the business,  financial condition or results of operations of
First Place and the First Place Subsidiaries taken as a whole.

         (l) Insurance. First Place and each First Place Subsidiary is presently insured as set forth on Schedule 2(l), and during each of the past five calendar years (or during such lesser period of time as First Place has owned such First Place Subsidiary) has been insured.

         (m) Compliance with Laws. First Place and each First Place Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of First Place or such First Place Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of First Place, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by First Place and each First Place Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither First Place nor any First Place Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of First Place or any First Place Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of First Place and the First Place Subsidiaries taken as a whole.

         (n) Labor. No work stoppage involving First Place or any First Place Subsidiary is pending or, to the best knowledge of First Place, threatened. Neither First Place nor any First Place Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of First Place or such First Place Subsidiary. Employees of First Place and the First Place Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (o)  Material  Interests  of  Certain  Persons.  Except as set forth on
Schedule 2(o), to the best knowledge of First Place no officer or director of First Place or any First Place Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of First Place or any First Place Subsidiary.

         Schedule 2(o) sets forth a correct and complete list of any loan from First Place or any First Place Subsidiary to any present officer, director,

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employee or any  associate or related  interest of any such person and which was required under Regulation O of the Federal Reserve Board to be approved by or reported to First Place's or such First Place Subsidiary's Board of Directors.

         (p)  First Place Benefit Plans.

                  (i) Schedule 2(p)(i) sets forth each employee benefit plan with respect to which First Place or any First Place Subsidiary contributes, sponsors or otherwise has any obligation (the "Plans"). For purposes of this Section 2(p) and Schedule 2(p)(i), "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "Plan" or "Plans" means all employee benefit plans as defined in Section 3(3) of ERISA, and all other benefit arrangements including, without limitation, any plan, program, agreement, policy or commitment providing for insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, severance or termination of employment benefits, life, health, death, disability or accidental benefits.

                  (ii) Except as disclosed on Schedule 2(p)(ii), no Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (iii) Except as disclosed on Schedule 2(p)(iii), no Plan promises or provides health or life benefits to retirees or former employees except as required by federal continuation of coverage laws or similar state laws.

                  (iv) Except as disclosed on Schedule 2(p)(iv), (a) each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law including, if applicable, ERISA and the Code; (b) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) required in connection with each Plan have been timely made; (c) all disclosures and notices required by law or Plan provisions to be given to participants and beneficiaries in connection with each Plan have been properly and timely made; (d) there are no actions, suits or claims pending, other than routine uncontested claims for benefits with respect to each Plan; and (e) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Plan (including all amendments) is tax qualified under Section 401(a) of the Code and First Place knows of no reason that any such Plan is not qualified within the meaning of
         Section 401(a) of the Code and knows of no reason that each related Plan trust is not exempt from taxation under Section 501(a) of the Code.

                  (v)  Except  as  disclosed  on  Schedule   2(p)(v),   (a)  all
         contributions, premium payments and other payments required to be made in connection with the Plans as of the date of this Agreement have been made; (b) a proper accrual has been made on the books of First Place for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (c) no contribution, premium payment or other payment has been made in support of any Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Sections 162, 280G, 404, 419, 419A of the Code or otherwise); and (d) with respect to each Plan that is subject to Section 301 of ERISA or Section 412 of the Code, First Place is not liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code and the projected benefit obligations determined as of the date of this Agreement do not exceed the assets of the Plan.

                  (vi) Except as disclosed in Schedule 2(p)(vi) and to best knowledge of First Place, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title 1 of ERISA which could subject such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to a tax penalty or prohibited transactions imposed by Section 4975 of the Code or would result in material liability to First Place and the First Place Subsidiaries as a whole.

                  (vii) No Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                  (viii) Except as disclosed in Schedule 2(p)(viii), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (a) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of First Place under any Plan or otherwise, (b) materially increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         (q) Proxy Statement, etc. None of the information regarding First Place and the First Place Subsidiaries supplied or to be supplied by First Place for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Wells Fargo for the purpose of registering the shares of Wells Fargo Common Stock to be exchanged for shares of First Place Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement to be mailed to First Place's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and
(iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which First Place and the First Place Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (r) Registration Obligations. Neither First Place nor any First Place Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         (s) Brokers and Finders. Except for Hovde Financial, Inc. and The Bank Advisory Group, Inc., neither First Place nor any First Place Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for First Place or any First Place Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (t) Administration of Trust Accounts. First Place and each First Place Subsidiary has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of First Place and the First Place Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither First Place, any First Place Subsidiary, nor any director, officer or employee of First Place or any First Place Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of First Place and the First Place Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         (u) No Defaults. Except as set forth in Schedule 2(u), First Place nor any First Place Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon First Place and the First Place Subsidiaries, taken as a whole. To the best of First Place's knowledge, all parties with whom First Place or any First Place Subsidiary has material leases, agreements or contracts or who owe to First Place or any First Place Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the First Place Subsidiaries are in compliance therewith in all material respects.

         (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on First Place or any First Place Subsidiary, of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of First Place's knowledge, threatened against First Place or any First Place Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon First Place and First Place's Subsidiaries taken as a whole; to the best of First Place's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of First Place's knowledge neither First Place nor any First Place Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. First Place has provided Wells Fargo with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

         (w) Compliance with Year 2000 Requirements. First Place is in full compliance with its Year 2000 project management process as set forth in the May 5, 1997 Federal Financial Institutions Examination Council ("FFIEC") Interagency Statement on the Year 2000 and subsequent guidance documents (the "FFIEC Requirements"). First Place has made its Year 2000 project assessment and remediation plan available to Wells Fargo for review and has furnished Wells Fargo with copies of all communications between First Place or any First Place Subsidiary and regulators having responsibility for overseeing compliance with such FFIEC Requirements.

         3.   REPRESENTATIONS   AND  WARRANTIES  OF  WELLS  FARGO.  Wells  Fargo
represents and warrants to First Place as follows:

         (a) Organization and Authority. Wells Fargo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Wells Fargo and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Wells Fargo is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

         (b) Wells Fargo Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of December 31, 1998, of Wells Fargo's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Wells Fargo Subsidiary" and collectively the "Wells Fargo Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in
Schedule 3(b), are owned directly or indirectly by Wells Fargo. No equity security of any Wells Fargo Subsidiary is or may be required to be issued to any person or entity other than Wells Fargo by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Wells Fargo Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. ss. 55
(1982), all of such shares so owned by Wells Fargo are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Wells Fargo Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

         (c) Wells Fargo Capitalization. As of December 31, 1998, the authorized capital stock of Wells Fargo consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on December 31, 1998, 980,000 shares of Cumulative Tracking Preferred Stock, at $200 stated value, 9,726 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 20,130 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 22,068 shares of 1996 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 19,698 shares of 1997 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, and 8,740 shares of 1998 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value, were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on December 31, 1998, no shares were outstanding; and (iii) 4,000,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on December 31, 1998, 1,661,392,590 shares were outstanding and 17,334,787 shares were held in the treasury. All of the outstanding shares of capital stock of Wells Fargo have been duly and validly authorized and issued and are fully paid and nonassessable.

         (d) Authorization. Wells Fargo has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Wells Fargo and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Wells Fargo. No approval or consent by the stockholders of Wells Fargo is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Wells Fargo as may be required by statute or regulation, this Agreement is a valid and binding obligation of Wells Fargo enforceable against Wells Fargo in accordance with its terms.

         Neither the execution, delivery and performance by Wells Fargo of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Wells Fargo with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Wells Fargo or any Wells Fargo Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Wells Fargo or any Wells Fargo Subsidiary is a party or by which it may be bound, or to which Wells Fargo or any Wells Fargo Subsidiary or any of the properties or assets of Wells Fargo or any Wells Fargo Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Wells Fargo, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Wells Fargo or any Wells Fargo Subsidiary or any of their respective properties or assets.

         Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger under New Mexico law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Wells Fargo of the transactions contemplated by this Agreement and the Merger Agreement.

         (e) Wells Fargo Financial Statements. The consolidated balance sheets of Wells Fargo and Wells Fargo's subsidiaries as of December 31, 1998 and 1997 and related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the three years ended December 31, 1998, together with the notes thereto, certified by KPMG and included in Wells Fargo's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Wells Fargo 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Wells Fargo and its subsidiaries as of March 31, 1999 and the related unaudited consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the three (3) months then ended included in Wells Fargo's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC (collectively, the "Wells Fargo Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Wells Fargo and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Wells Fargo and its subsidiaries for the periods stated therein. The Year 2000 disclosure contained in Wells Fargo's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the SEC and designated as the Year 2000 Readiness Disclosures related to the Year 2000 Information and Readiness Disclosure Act, is true and correct in all material respects as of the date hereof.

         (f) Reports. Since December 31, 1993, Wells Fargo and each Wells Fargo Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Wells Fargo Reports." As of their respective dates, the Wells Fargo Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) Properties and Leases. Except as may be reflected in the Wells Fargo Financial Statements and except for any lien for current taxes not yet delinquent, Wells Fargo and each Wells Fargo Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Wells Fargo's consolidated balance sheet as of March 31, 1999 included in Wells Fargo's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Wells Fargo or any Wells Fargo Subsidiary pursuant to which Wells Fargo or such Wells Fargo Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Wells Fargo or such Wells Fargo Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Wells Fargo's and each Wells Fargo Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (h) Taxes. Each of Wells Fargo and the Wells Fargo Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Wells Fargo and the Wells Fargo Subsidiaries for the fiscal year ended December 31, 1982, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on
Schedule 3(h), (i) neither Wells Fargo nor any Wells Fargo Subsidiary is a party to any pending action or proceeding, nor to Wells Fargo's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Wells Fargo and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Wells Fargo or any Wells Fargo Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Wells Fargo and the Wells Fargo Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

         (i) Absence of Certain Changes. Since December 31, 1998, there has been no change in the business, financial condition or results of operations of Wells Fargo or any Wells Fargo Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Wells Fargo and its subsidiaries taken as a whole.

         (j) Commitments and Contracts. Except as set forth on Schedule 3(j), as of December 31, 1998 neither Wells Fargo nor any Wells Fargo Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i)  any labor contract or agreement with any labor union;

                  (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Wells Fargo or any Wells Fargo Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Wells Fargo or any

         Wells Fargo Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

         (k) Litigation and Other Proceedings. Neither Wells Fargo nor any Wells Fargo Subsidiary is a party to any pending or, to the best knowledge of Wells Fargo, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Wells Fargo and its subsidiaries taken as a whole.

         (l) Insurance. Wells Fargo and each Wells Fargo Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Wells Fargo has owned such Wells Fargo Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

         (m) Compliance with Laws. Wells Fargo and each Wells Fargo Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Wells Fargo or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Wells Fargo, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Wells Fargo and each Wells Fargo Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Wells Fargo nor any Wells Fargo Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Wells Fargo or any Wells Fargo Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Wells Fargo and its subsidiaries taken as a whole.

         (n) Labor. No work stoppage involving Wells Fargo or any Wells Fargo Subsidiary is pending or, to the best knowledge of Wells Fargo, threatened. Neither Wells Fargo nor any Wells Fargo Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Wells Fargo or such Wells Fargo Subsidiary. Except as set forth on Schedule 3(j), employees of Wells Fargo and the Wells Fargo Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (o)  Wells Fargo Benefit Plans.

                  (i) For purposes of this Section 3(o), the term "Wells Fargo Plan" or "Wells Fargo Plans" means all employee benefit plans as defined in Section 3(3) of ERISA, to which Wells Fargo contributes, sponsors, or otherwise has any obligations.

                  (ii) No Wells Fargo Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (iii) Each Wells Fargo Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, including, if applicable, ERISA and the Code.

                  (iv) Each Wells  Fargo Plan  intended  to be  qualified  under
         Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Wells Fargo Plan (including all amendments) is tax qualified under Section 401(a) of the Code and Wells Fargo knows of no reason that any such Wells Fargo Plan is not qualified within the meaning of Section 401(a) of the Code and knows of no reason that each related Wells Fargo Plan trust is not exempt from taxation under Section 501(a) of the Code.

                  (v) All contributions, premium payments, and other payments required to be made in connection with the Wells Fargo Plans as of the date of this Agreement have been made.

                  (vi) With  respect to each Wells Fargo Plan that is subject to
         Section 301 of ERISA or Section 412 of the Code, neither Wells Fargo nor any Wells Fargo Subsidiary is liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code.

                  (vii) The present value of all benefits vested and all benefits accrued under each Wells Fargo Plan that is subject to Title IV of ERISA does not, in each case, exceed the value of the assets of the Wells Fargo Plans allocable to such vested or accrued benefits as of the end of the most recent Plan Year.

         (p) Registration Statement, etc. None of the information regarding Wells Fargo and its subsidiaries supplied or to be supplied by Wells Fargo for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Wells Fargo and the Wells Fargo Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (q) Brokers and Finders. Neither Wells Fargo nor any Wells Fargo Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Wells Fargo or any Wells Fargo Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (r) No Defaults. Neither Wells Fargo nor any Wells Fargo Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Wells Fargo and its subsidiaries taken as a whole. To the best of Wells Fargo's knowledge, all parties with whom Wells Fargo or any Wells Fargo Subsidiary has material leases, agreements or contracts or who owe to Wells Fargo or any Wells Fargo Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Wells Fargo Subsidiaries are in compliance therewith in all material respects.

         (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Wells Fargo or any Wells Fargo Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Wells Fargo's knowledge, threatened against Wells Fargo or any Wells Fargo Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Wells Fargo and its subsidiaries taken as a whole; to the best of Wells Fargo's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Wells Fargo's knowledge neither Wells Fargo nor any Wells Fargo Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

         (t) Merger Co. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business. As of the Closing Date, Merger Co. will have the corporate power and authority to enter into the Merger Agreement and to carry out its obligations hereunder. As of the Closing Date, the execution, delivery and performance of the Merger Agreement by Merger Co. and the consummation of the transactions contemplated thereby will have been duly authorized by the Board of Directors and by the sole shareholder of Merger Co. Subject to such approvals of government agencies and other governing boards having regulatory authority over Wells Fargo and Merger Co. as may be required by statute or regulation, the Merger Agreement will be a valid and binding obligation of Merger Co. as of the Closing Date, enforceable against Merger Co. in accordance with its terms.

         (u) Regulatory Approval. Wells Fargo is aware of no circumstance, in existence as of the date hereof, which would prevent the transactions contemplated by this Agreement and the Merger Agreement from being approved by the Federal Reserve Board.

         4. COVENANTS OF FIRST PLACE. First Place covenants and agrees with Wells Fargo as follows:

         (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, First Place, and each First Place Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Wells Fargo (which consent requirement shall be deemed to be waived as to any loan approval request to which Wells Fargo has made no response by the end of the second complete business day following the receipt of the request by a Wells Fargo representative designated in writing),(A) make any extensions of credit aggregating in excess of $250,000 to a person or entity that is not a borrower as of the date hereof, or (B) engage in any loan transaction or series of contemporaneous loan transactions involving an aggregate of more than $250,000 with any existing borrower; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties regularly used in the conduct of its business in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of First Place and each First Place Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on First Place and the First Place Subsidiaries taken as a whole; and permit Wells Fargo and its representatives (including KPMG) upon prior notice to First Place to conduct reasonable examination of First Place's and each of its Subsidiaries' books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business; provided, however, that such examination is conducted in a manner designed to be least disruptive to First Place's operations. No such examination by Wells Fargo or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of First Place herein expressed.

         (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, First Place and each First Place Subsidiary will not (without the prior written consent of Wells Fargo): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities, except that First Place may
(i) grant options to acquire up to 9,525 shares of First Place Common Stock, and
(ii) issue shares of First Place Common Stock upon the exercise of outstanding stock options (including any options granted under clause (i) above) described in Schedule 4(b); authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $25,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less; amend or terminate any Plan except as required by law except that First Place may take such action as is necessary to amend the First Place Financial Corporation Nonstatutory Stock Option Plan, the Second Nonstatutory Stock Option Plan, and the Third Nonqualified Stock Option Plan (the "Stock Option Plans") to permit the acceleration of vesting of options and stock appreciation rights outstanding thereunder and to permit such options to be exercisable prior to the Effective Date of the Merger otherwise upon and subject to the conditions set forth therein upon a change in control; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof or requested by Wells Fargo; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a subsidiary's Board of Directors in accordance with applicable law and regulation, provided, however, that the Board of Directors of First Place may declare and pay cash dividends to the First Place shareholders as set forth on
Schedule 2(e) out of the net earnings of First Place between January 1, 1999 and the Effective Time of the Merger in accordance with applicable law and regulation and in accordance with past practice in an amount not to exceed an annualized rate of $1.85 per share and, provided further, however, that First Place shareholders shall be entitled to have a dividend declared on First Place Common Stock in the event the Closing Date does not occur prior to the record date for the dividend, if any, payable on Wells Fargo Common Stock in the calendar quarter in which the Closing shall occur; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of First Place; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices (including bonus plans), provided, however, that First Place may, in addition, accrue and pay bonuses and deferred compensation obligations in accordance with Schedule 4(b) attached hereto; sell or otherwise dispose of any shares of the capital stock of any First Place Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

         (c) The Board of Directors of First Place will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of First Place will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the New Mexico Business Corporation Act and other applicable law and regulation, (ii) except to the extent that the Board of Directors of First Place shall conclude in good faith, after taking into account the advice of its outside counsel, that to do so would violate its fiduciary obligations under applicable law, (A) recommend by the affirmative vote of at least eighty percent (80%) of the entire Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (B) use its best efforts to solicit from its shareholders proxies in favor thereof.

         (d) First Place will furnish or cause to be furnished to Wells Fargo all the information concerning First Place and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Wells Fargo to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of KPMG to use such opinion in such Registration Statement.

         (e) First Place will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of First Place to carry out the transactions contemplated by this Agreement and will cooperate with Wells Fargo to obtain all such approvals and consents required of Wells Fargo.

         (f) First Place will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

         (g) First Place will hold in confidence all documents and information concerning Wells Fargo and its subsidiaries furnished to First Place and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to First Place's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Wells Fargo (except to the extent that such information can be shown to be previously known to First Place, in the public domain, or later acquired by First Place from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Wells Fargo.

         (h) Neither First Place, nor any First Place Subsidiary, except as permitted by this Agreement, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or except to the extent that the Board of Directors of First Place shall conclude in good faith, after taking into account the written advice of its outside counsel, that to fail to do so could reasonably be determined to violate its fiduciary obligations under applicable law, enter into any negotiations with any corporation, partnership, person or other entity or group (other than Wells Fargo) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of First Place or any First Place Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security,
(iii) to purchase, lease or otherwise acquire the assets of First Place or any First Place Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with First Place or any First Place Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to First Place or any First Place Subsidiary concerning any of the foregoing, First Place or such First Place Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Wells Fargo.

         (i) First Place shall consult with Wells Fargo as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

         (j) First Place and each First Place Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Wells Fargo, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger to facilitate the merger of such plans with Wells Fargo plans without gaps in coverage for participants in the plans and without duplication of costs caused by the continuation of such plans after coverage is available under Wells Fargo plans, (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger, and (iii) authorize and delegate the power to vote First Place Common Stock held in the First Place Financial Corporation 401(k) Plan to an independent third party fiduciary.

         (k)   [Intentionally omitted.]

          (l) First Place shall use its best efforts to obtain and deliver prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Wells Fargo by each executive officer, director or shareholder of First Place who may reasonably be deemed an "affiliate" of First Place within the meaning of such term as used in Rule 145 under the Securities Act.

         (m) First Place shall establish such additional accruals and reserves as may be necessary to conform First Place's accounting and credit loss reserve practices and methods to those of Wells Fargo and Wells Fargo's plans with respect to the conduct of First Place's business following the Merger and to provide for the costs and expenses relating to the consummation by First Place of the Merger and the other transactions contemplated by this Agreement. Wells Fargo acknowledges that the establishment of such accruals and reserves and provision for such costs and expenses shall not be deemed to cause the First Place Financial Statements to have been prepared other than in accordance with GAAP.

          (n) First Place shall obtain, at its sole expense, Phase I environmental assessments for each bank facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to Wells Fargo no later than four (4) weeks and written reports shall be delivered to Wells Fargo no later than eight (8) weeks from the date of this Agreement. First Place shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Wells Fargo on the basis of the results of such Phase I environmental assessments. First Place shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to Wells Fargo within four (4) weeks of execution of the definitive agreement.

         (o) First Place shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each bank facility which shall be delivered to Wells Fargo no later than four (4) weeks from the date of this Agreement.

         (p) First Place and Wells Fargo will work together to assess the impact of the transactions contemplated by this Agreement on First Place's continued compliance with the FFIEC Requirements and First Place will take such action, in consultation with Wells Fargo, as may be necessary to amend First Place's Year 2000 project assessment and remediation plan so as to ensure continued compliance with the FFIEC Requirements. First Place will continue its current preparations for compliance with the FFIEC Requirements and will not rely on the consummation of the transactions contemplated by this Agreement to satisfy its FFIEC requirements.

         (q) First Place shall take such action as is necessary under the Stock Option Plans to (i) terminate such Stock Option Plans as of immediately prior to the Effective Date of the Merger, and (ii) to cancel, effective as of immediately prior to the Effective Date of the Merger, all options, awards and stock appreciation rights granted under such Plans that are unexercised as of immediately prior to the Effective Date of the Merger. First Place shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options, awards and stock appreciation rights, and shall comply with all payroll reporting requirements with respect thereto.

         (r) In anticipation of conditions reasonably expected to be imposed by the Federal Reserve Board in approving the Merger ("Board Approval"), First Place agrees to enter into and agrees to cause two of its subsidiary banks, The Burns National Bank of Durango and Western Bank, Gallup (the "Banks"), to enter into such agreements prior to Closing for the divestiture of each of such Banks ("Divestitures") and to take such other actions prior to the Closing as may be necessary (or may reasonably be expected to be necessary) to be taken in connection therewith and in order to satisfy any requirements related thereto to be imposed by the Federal Reserve Board as a condition to the Board Approval. First Place shall use, and shall cause the Banks to use their respective commercially reasonable best efforts to cooperate with Wells Fargo in identifying prospective bidders for the Banks, allowing prospective bidders to conduct due diligence on the Banks, and in negotiating the terms of the Divestitures; provided that neither First Place nor the Banks shall enter into definitive agreements for the Divestitures without the prior consent of Wells Fargo, which consent shall not be unreasonably withheld; provided further that the consummation of the Divestitures contemplated by this Paragraph 4(r) will be subject to and contingent upon Closing of the Merger and will not occur prior to the Effective Time of the Merger; provided further that the actions taken to implement the Divestiture shall not impair or unduly burden the operations of business of First Place and the First Place Subsidiaries. Nothing contained in this Paragraph 4(r) shall diminish the agreements, covenants, and obligations of the parties otherwise set forth in Articles 4 and 5 of the Agreement.

         (s) First Place shall take such action as is necessary to repay the loan from Frost National Bank, made March 12, 1998 in the original principal amount of $10,000,000 (the "Bank Stock Loan"), and to have the lien on shares of Burns National Bank of Durango which are held as collateral for the Bank Stock Loan released.

         (t) First Place shall use its best efforts to cause its subsidiary, FPFC Management LLC, to transfer its interest as a 5% managing member in Eaton Village Associates, Ltd. Co. to an independent third party, effective as of the Effective Time of the Merger.

         (u) First Place shall take such action as is necessary under the Executive Supplemental Income Plan ("ESI Plan"), on or before the Effective Date of the Merger, to (i) freeze such ESI Plan to limit participation in such ESI Plan to its current participants and current benefit payment schedules, (ii) satisfy all pre-retirement obligations under such ESI Plan by making present-value lump sum payments to participants or purchasing life insurance policies on the lives of the participants, and (iii) (A) offer to satisfy all post-retirement obligations for retired or disabled participants under such ESI Plan by making present-value lump sum payments or purchasing deferred annuity contracts, and (B) purchasing a deferred annuity contract to fund the future post-retirement obligations under such ESI Plan for participants who are active employees.

         (v) First Place shall take such action as is necessary under the Deferred Directors Income Plan ("DDI Plan"), on or before the Effective Date of the Merger, to (i) freeze such DDI Plan to limit participation in such DDI Plan to its current participants and to cease deferrals, and (ii) (A) offer to satisfy all benefit obligations under such DDI Plan by making lump sum payments to participants or purchasing deferred annuity contracts, or (B) purchase a deferred annuity contract to fund the scheduled benefit payments under DDI Plan.

         (w) First Place shall use its best efforts to take such action as is necessary to amend all existing employment agreements between First Place or the First Place Subsidiaries and their respective officers and employees to provide that amounts payable under each of such agreements accelerated solely as a result of the Merger shall be capped at an amount which, when aggregated with all other payments to such officer or employee (whether pursuant to other employment agreements, non-qualified compensation plans, salary continuation arrangements, options or stock appreciation rights or otherwise), would not exceed the applicable "golden parachute" limitations under Section 280(G) of the Code.

         5. COVENANTS OF WELLS FARGO. Wells Fargo covenants and agrees with First Place as follows:

         (a) From the date hereof until the Effective Time of the Merger, Wells Fargo will maintain its corporate existence in good standing; conduct, and cause the Wells Fargo Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Wells Fargo or the Wells Fargo Subsidiaries, their businesses or their properties; maintain all books and records of it and the Wells Fargo Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Wells Fargo Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

         (b) Wells Fargo will furnish to First Place all the information concerning Wells Fargo required for inclusion in a proxy statement or statements to be sent to the shareholders of First Place, or in any statement or application made by First Place to any governmental body in connection with the transactions contemplated by this Agreement.

         (c) As promptly as practicable after the execution of this Agreement, Wells Fargo will file with the SEC the Registration Statement and any other applicable documents, relating to the shares of Wells Fargo Common Stock to be delivered to the shareholders of First Place pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the First Place shareholders, at the time of the First Place shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Wells Fargo (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by First Place or any First Place Subsidiary for use in the Registration Statement or the Prospectus.

         (d) Wells Fargo will file all documents required to be filed to list the Wells Fargo Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings as of on or before the Effective Time of the Merger.

         (e) The shares of Wells Fargo Common Stock to be issued by Wells Fargo to the shareholders of First Place pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Wells Fargo Common Stock to be delivered to the shareholders of First Place pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Wells Fargo.

         (f) Wells Fargo will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals on or before the Effective Time of the Merger.

         (g) Wells Fargo will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with First Place to obtain all such approvals and consents required by First Place.

         (h) Wells Fargo will hold in confidence all documents and information concerning First Place and First Place's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with First Place (except to the extent that such information can be shown to be previously known to Wells Fargo, in the public domain, or later acquired by Wells Fargo from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to First Place.

         (i) Wells Fargo will file any documents or agreements required to be filed in connection with the Merger under the New Mexico Business Corporation Act.

         (j) Wells Fargo will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

         (k) Wells Fargo shall consult with First Place as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

         (l) Wells Fargo shall furnish First Place with copies, prior to filing, of the nonconfidential portions of the applications referred to in paragraph 7(e) hereof and shall give First Place notice of receipt of the regulatory approvals referred to in paragraph 7(e).

         (m)  [Intentionally omitted.]

         (n) With respect to the indemnification of directors and officers and with respect to directors' and officers' insurance, Wells Fargo agrees as follows:

                  (i) Wells Fargo shall ensure that all rights to indemnification and all limitations of liability existing in favor of any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, a director or officer of First Place or any First Place Subsidiary, (an "Indemnified Party" and, collectively, the "Indemnified Parties") in First Place's Articles of Incorporation or By-laws or similar governing documents of any First Place Subsidiary, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from (A) facts or events that occurred before the Effective Time of the Merger, or (B) this Agreement or any of the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger, survive the Merger and shall continue in full force and effect. Nothing contained in this paragraph 5(n)(i) shall be deemed to preclude the liquidation, consolidation or merger of First Place or any First Place Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of First Place, Wells Fargo shall guarantee, to the extent of the net asset value of First Place or any First Place Subsidiary as of the Effective Date of the Merger, the indemnification obligations of First Place or any First Place Subsidiary to the extent of indemnification obligations of First Place and the First Place Subsidiaries described above. Notwithstanding anything to the contrary contained in this paragraph 5(n)(i), nothing contained herein shall require Wells Fargo to indemnify any person who was a director or officer of First Place or any First Place Subsidiary to a greater extent than First Place or any First Place Subsidiary is, as of the date of this Agreement, required to indemnify any such person;

                  (ii) any Indemnified Party wishing to claim indemnification under paragraph 5(n)(i), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Wells Fargo thereof, but the failure to so notify shall not relieve Wells Fargo of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time of the Merger), (A) Wells Fargo shall have the right to assume the defense thereof and Wells Fargo shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Wells Fargo elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Wells Fargo and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Wells Fargo shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Wells Fargo shall be obligated pursuant to this subparagraph (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (B) such Indemnified Party shall cooperate in the defense of any such matter;

                  (iii) for a period of three years after the Effective Time of the Merger, Wells Fargo shall use its best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by First Place (provided that Wells Fargo may substitute therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time of the Merger; provided, however, that Wells Fargo shall not be required to maintain coverage for employees (other than directors and officers) which may currently be included in the directors' and officers' liability policies maintained by First Place; and provided, further, however, that in no event shall Wells Fargo be obligated to expend, in order to maintain or provide insurance coverage pursuant to this paragraph 5(n)(iii), any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date hereof by First Place for such insurance (the "Maximum Amount") and provided further that, prior to the Effective Time of the Merger, First Place shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto, in accordance with terms and conditions of the applicable policies. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Wells Fargo shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount;

                  (iv) if Wells Fargo or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Wells Fargo shall assume the obligations set forth in this paragraph 5(n); and

                  (v) the provisions of this paragraph 5(n) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         (o) For a period not exceeding fifteen (15) days prior to the meeting of shareholders required by paragraph 4(c) of this Agreement, subject to applicable securities laws and regulations and any obligations of confidentiality to which Wells Fargo may be subject, Wells Fargo will permit First Place and its representatives upon prior notice to Wells Fargo to conduct reasonable examination of its books, records and properties and interview officers, employees and agents of Wells Fargo at all reasonable times when it is open for business; provided, however, that such examination is conducted in a manner designed to be least disruptive to Wells Fargo's operations. No such examination by First Place or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Wells Fargo herein expressed.

         (p) Wells Fargo agrees to take such actions prior to the Closing as may be necessary (or may reasonably be expected to be necessary) to be taken in connection with the Divestitures and in order to satisfy any requirements related thereto to be imposed by the Federal Reserve Board as a condition to the Board Approval. Wells Fargo shall use commercially reasonable best efforts to cooperate with First Place in identifying prospective bidders for the Banks, allowing prospective bidders to conduct due diligence on the Banks, and in negotiating the terms of the Divestitures.

         6. CONDITIONS PRECEDENT TO OBLIGATION OF FIRST PLACE. The obligation of First Place to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by First Place:

         (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Wells Fargo and its subsidiaries taken as a whole as if made at the Time of Filing.

         (b) Wells Fargo shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

         (c) First Place shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Wells Fargo, as to the matters set forth in subparagraphs
(a) and (b) of this paragraph 6.

         (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of First Place required for approval of a plan of merger in accordance with the provisions of First Place's Articles of Incorporation and the New Mexico Business Corporation Act.

         (e) Wells Fargo shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

         (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (g) The shares of Wells Fargo Common Stock to be delivered to the stockholders of First Place pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

         (h) First Place shall have received an opinion, dated the Closing Date, of counsel to First Place, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of First Place Common Stock upon receipt of Wells Fargo Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Wells Fargo Common Stock received by the shareholders of First Place will be the same as the basis of First Place Common Stock exchanged therefor; and (iv) the holding period of the shares of Wells Fargo Common Stock received by the shareholders of First Place will include the holding period of the First Place Common Stock, provided such shares of First Place Common Stock were held as a capital asset as of the Effective Time of the Merger.

         (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Wells Fargo shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (j) Prior to the mailing of the Proxy Statement referred to in paragraph 4(c), First Place and the Board of Directors of First Place shall have received an opinion of The Bank Advisory Group, Inc. addressed to First Place and the Board of Directors of First Place, and for their exclusive benefit, for inclusion in said Proxy Statement and dated effective as of the date of mailing of such Proxy Statement, based on such matters as of The Bank Advisory Group, Inc. deems appropriate or necessary, to the effect that the consideration to be received by stockholders of First Place pursuant to the Merger is fair from a financial point of view. First Place shall promptly provide a copy of such opinion to Wells Fargo upon receipt.

         7. CONDITIONS PRECEDENT TO OBLIGATION OF WELLS FARGO. The obligation of Wells Fargo to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Wells Fargo:

         (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to First Place and the First Place Subsidiaries taken as a whole as if made at the Time of Filing.

         (b) First Place shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

         (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of First Place required for approval of a plan of merger in accordance with the provisions of First Place's Articles of Incorporation and the New Mexico Business Corporation Act.

         (d) Wells Fargo shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of First Place, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

         (e) Wells Fargo shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to First Place or any First Place Subsidiary that, in the good faith judgment of Wells Fargo, is unreasonably burdensome to Wells Fargo. The parties agree that any condition to Board Approval that requires the Divestitures of the Banks, as contemplated by paragraph 4(r) hereof, shall not be considered to be unreasonably burdensome to Wells Fargo.

         (f) First Place and each First Place Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to First Place's or such Subsidiary's business required for the consummation of the Merger, and First Place and each First Place Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required to be obtained by it for the lawful consummation by it of the Merger.

         (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (h)  [Intentionally omitted.]

         (i) At any time since the date hereof the total number of shares of First Place Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents, excluding stock appreciation rights, constitute First Place Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Wells Fargo, shall not have exceeded 2,307,869.

         (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Wells Fargo shall have received all state securities law or Blue Sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (k) Wells Fargo shall have received from the Chief Executive Officer and President of First Place a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Wells Fargo, to the effect that:

                  (i) the interim quarterly financial statements of First Place included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of First Place;

                  (ii) the amounts reported in the interim quarterly financial statements of First Place agree with the general ledger of First Place;

                  (iii) the annual and quarterly financial statements of First Place and the First Place Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

                  (iv) from the date of the most recent unaudited consolidated financial statements of First Place and the First Place Subsidiaries as may be included in the Registration Statement to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of First Place and the First Place Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of First Place and the First Place Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

                  (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of First Place and the First Place Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Wells Fargo, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of First Place and the First Place Subsidiaries and have found them to be in agreement with financial records and analyses prepared by First Place included in the annual and quarterly financial statements, except as disclosed in such letters.

         (l) First Place and the First Place Subsidiaries considered as a whole shall not have sustained since December 31, 1998 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

         (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on First Place or any First Place Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, which has had or could reasonably be expected to have a material adverse effect upon First Place and its subsidiaries taken as a whole.

         (n) Since March 31, 1999, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, or business of First Place and the First Place Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates). No action taken by First Place solely in order to comply with the requirements of Paragraph 4(m) hereof shall be deemed to have a material adverse effect for purposes of this paragraph 7(n).

         (o) First Place shall be in full compliance with current FFIEC Requirements. There shall be no feature of First Place's data processing, operating or platform systems that would prevent those systems from continuing to run independently after December 31, 1999 until such time as a subsequent conversion to Wells Fargo systems can be completed. First Place's computer hardware and software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission, or other utilization of data or in the operation of mechanical or electrical systems of any kind will function at least as effectively in all material respects after December 31, 1999 as in the case of dates or time periods occurring prior to January 1, 2000.

         (p) First Place shall have taken the actions required by paragraph 4(q), and the Plans and any unexercised options or awards shall have been terminated as of immediately prior to the Effective Date of the Merger.

         (q) First  Place shall have taken the  actions  required  by  paragraph
4(u).

         (r) First  Place shall have taken the  actions  required  by  paragraph
4(v).

         (s) First  Place shall have taken the  actions  required  by  paragraph
4(w).

         8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of First Place or any First Place Subsidiary as of the Effective Date of the Merger ("First Place Employees") shall be eligible for participation in the employee welfare and retirement plans of Wells Fargo, as in effect from time to time, as follows:

         (a) Employee Welfare Benefit Plans. Each First Place Employee shall be eligible for participation in the employee welfare benefit plans of Wells Fargo listed below subject to any eligibility requirements applicable to such plans (and not subject to pre-existing condition exclusions, except with respect to the Wells Fargo Long Term Disability Plan and the Wells Fargo Long Term Care

Plan) and shall enter each plan no later than the first day of the calendar quarter which begins at least thirty-two (32) days after the Effective Date of the Merger ("Benefits Conversion Date") (provided that the transition from First Place's Plans to the Wells Fargo Plans will be facilitated without gaps in coverage to the participants and without duplication of costs to Wells Fargo):

                  Medical Plan
                  Dental Plan
                  Vision Plan
                  Short Term Disability Plan Long Term Disability Plan Long Term Care Plan Flexible Benefits Plan Basic Group Life Insurance Plan Group Universal Life Insurance Plan Dependent Group Life Insurance Plan Business Travel Accident Insurance Plan Accidental Death and Dismemberment Plan Salary Continuation Pay Plan Paid Time Off Program

For purposes of the foregoing, "Medical Plan" means any medical plan sponsored by Wells Fargo that is available to similarly situated Wells Fargo employees. First Place Employees shall receive credit for years of service to First Place, the First Place Subsidiaries and any predecessors of First Place or the First Place Subsidiaries (to the extent credited under the vacation and short-term disability programs of First Place) for the purpose of determining benefits under the Wells Fargo Paid Time Off Program, Salary Continuation Pay Plan, and Short Term Disability Plan. No First Place Employee who is a participant in any First Place severance or salary continuation plan or who has an employment agreement with First Place or any First Place Subsidiary on the date of this Agreement shall be eligible to participate in the Wells Fargo Salary Continuation Pay Plan; provided, however, that in the event that Wells Fargo terminates the First Place Financial Corporation Officer Severance Plan (the "First Place Severance Plan") after the Effective Time of the Merger, then the participants in the First Place Severance Plan shall be eligible to participate in the Wells Fargo Salary Continuation Plan.

         (b) Employee Retirement Benefit Plans. Each First Place Employee shall be eligible to participate in the Wells Fargo 401(k) Plan (the "401(k) Plan"), subject to any eligibility requirements applicable to the 401(k) Plan (with full credit for years of past service to First Place and the First Place Subsidiaries for the purpose of satisfying any eligibility and vesting periods applicable to the 401(k)Plan ), and shall enter the 401(k) Plan no later than the Benefits Conversion Date.

         Each First Place Employee shall be eligible for participation in the Wells Fargo Cash Balance Plan subject to any eligibility requirements applicable to the Cash Balance Plan. Wells Fargo shall recognize a First Place Employee's past service with First Place and any First Place Subsidiary for all purposes under the Cash Balance Plan.

         Each First Place Employee shall be eligible for access to Wells Fargo's retiree medical benefit, subject to any eligibility requirements applicable to such benefit. Wells Fargo shall recognize years of past service with First Place and the First Place Subsidiaries for the purpose of eligibility to access Wells Fargo's retiree medical benefit.

         9.  TERMINATION OF AGREEMENT.

         (a) This  Agreement  may be terminated at any time prior to the Time of
Filing:

                  (i)  by mutual written consent of the parties hereto; or

                  (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by February 29, 2000 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

                  (iii) by First Place or Wells Fargo upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

                  (iv) by First Place, within five business days after the end of the Index Measurement Period (as defined in subparagraph (c)(ii) below), if both of the following conditions are satisfied:

                           (A) the Wells  Fargo  Measurement  Price is less than
                  $37.00; and

                           (B) the number  obtained by dividing  the Wells Fargo
                  Measurement Price by the closing price of Wells Fargo Common Stock on the trading day immediately preceding the date of this Agreement is less than the number obtained by dividing the Final Index Price (as defined in subparagraph (c) below) by the Initial Index Price (as defined in subparagraph (c) below) and subtracting 0.15 from such quotient.

                  (v) by either Wells Fargo or First Place upon written notice to the other party if the Board of Directors of First Place shall in good faith determine that a Takeover Proposal constitutes a Superior Proposal; provided, however, that First Place shall not be permitted to terminate this Agreement pursuant to this paragraph (a)(v) unless (i) it has not breached any covenant contained in paragraph 4(h) and (ii) it delivers to Wells Fargo simultaneously with such notice of termination the fee referred to in paragraph 9(d) below. As used in this Agreement; (i) "Takeover Proposal" means a bona fide proposal or offer by a person to make a tender or exchange offer, or to engage in a merger, consolidation or other business combination involving First Place or to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, First Place, and (ii) "Superior Proposal" means a bona fide proposal or offer made by a person to acquire First Place pursuant to a tender or exchange offer, a merger, consolidation or other business combination or an acquisition of all or substantially all of the assets of First Place and the First Place Subsidiaries on terms which the Board of Directors of First Place shall determine in good faith, after taking into account the advice of counsel, to be more favorable to First Place and its shareholders than the transactions contemplated hereby.

                  (vi) by Wells Fargo upon written notice to First Place if (A) the Board of Directors of First Place fails to recommend, withdraws, or modifies in a manner materially adverse to Wells Fargo, its approval or recommendation of this Agreement, or the transactions contemplated hereby, (B) after an agreement to engage in or the occurrence of an Acquisition Event (as defined below) or after a third party shall have made a proposal to First Place or First Place's shareholders to engage in an Acquisition Event, the transactions contemplated hereby are not approved at the meeting of First Place shareholders contemplated by paragraph 4(c), or (C) the meeting of First Place shareholders contemplated by paragraph 4(c) is not held prior to March 15, 2000 and First Place has failed to comply with its obligations under paragraph 4(c). "Acquisition Event" means any of the following: (i) a merger, consolidation or similar transaction involving First Place or First National Bank of Farmington (the "Bank") or any successor to First
         Place or the Bank, (ii) a purchase, lease or other acquisition in one or a series of related transactions of assets of First Place or any of the First Place Subsidiaries representing 25% or more of the consolidated assets of First Place and the First Place Subsidiaries or
         (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction) in one or a series of related transactions of beneficial ownership of securities representing 25% or more of the voting power of First Place or the Bank in each case with or by a person or entity other than Wells Fargo or an affiliate of Wells Fargo.

         (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

         (c) For purposes of this paragraph 9:

                  (i) The "Company Market Capitalization" shall mean (a) the price of one share of the common stock of a given company at the close of the trading day immediately preceding the date of this Agreement multiplied by (b) the number of shares of common stock of such company outstanding as of March 31, 1999 (adjusted for any stock dividend, reclassification, recapitalization, exchange of shares or similar transaction between March 31, 1999 and the close of the trading day immediately preceding the date of this Agreement).

                  (ii) The "Index Group" shall mean all of those companies listed on Exhibit C the common stock of which is publicly traded and as to which there is, during the period of 20 trading days ending on the day immediately preceding the meeting of the shareholders of First Place held to vote on this Agreement and the Merger Agreement (the "Index Measurement Period"), no pending publicly announced proposal for such company to be acquired, nor has there been any proposal by such company publicly announced subsequent to the day before the date of this Agreement to acquire another company in exchange for stock where, if the company to be acquired were to become a subsidiary of the acquiring company, the company to be acquired would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC nor has there been any program publicly announced subsequent to the day before the date of this Agreement to repurchase 5% or more of the outstanding shares of such company's common stock.

                  (iii) The "Initial Index Price" shall mean the sum of the following, calculated for each of the companies in the Index Group: (a) the closing price per share of common stock of each such company on the trading day immediately preceding the date of this Agreement multiplied by (b) the Weighting Factor (as defined below) for each such company.

                  (iv) The "Final Index Price" shall mean the sum of the following, calculated for each of the companies in the Index Group: (a) the Final Price for each such company multiplied by (b) the Weighting Factor (as defined below) for each such company.

                  (v) The "Final Price" of any company in the Index Group shall mean the average of the daily closing prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the Index Measurement Period.

                  (vi) The "Total Market Capitalization" shall mean the sum of the Company Market Capitalization for each of the companies in the Index Group.

                  (vii) The "Weighting Factor" for any given company shall mean the Company Market Capitalization for such company divided by the Total Market Capitalization.

                  (viii) The "Wells Fargo Measurement Price" means the average closing price of a share of Wells Fargo Common Stock as reported on the composite tape of the New York Stock Exchange during the Index Measurement Period.


                  If a Common Stock Adjustment occurs with respect to the shares of Wells Fargo or any company in the Index Group between the date of this Agreement and the First Place shareholder meeting date, the closing prices for the common stock of such company shall be appropriately and proportionately adjusted for the purposes of the definitions above so as to be comparable to what the price would have been if the record date of the Common Stock Adjustment had been immediately following the Effective Time of the Merger.

         (d) If this Agreement is terminated pursuant to paragraphs 9(a)(v) or 9(a)(vi), and if terminated pursuant to paragraph 9(a)(vi) and prior thereto or within 12 months after such termination:

                  (i) First Place, the Holding Company or the Bank or any successor to First Place or the Bank shall have entered into an agreement to engage in an Acquisition Event (as defined above) or an Acquisition Event shall have occurred; or

                  (ii) the Board of Directors of First Place shall have authorized or approved an Acquisition Event or shall have publicly announced an intention to authorize or approve or shall have recommended that the shareholders of First Place approve or accept any Acquisition Event, then First Place shall promptly, but in no event later than five business days after the first of such events shall have occurred, pay Wells Fargo a fee equal to $6,000,000.

         (e) If this Agreement is terminated pursuant to this paragraph 9, Wells Fargo shall immediately pay to First Place an amount equal to First Place's actual expenses in connection with obtaining the environmental assessments, asbestos surveys, title commitments and boundary surveys required by paragraphs 4(n) and 4(o) hereof.

         10. EXPENSES. Except as otherwise provided in paragraph 9 hereof, all expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by First Place and First Place Subsidiaries shall be borne by First Place, and all such expenses incurred by Wells Fargo shall be borne by Wells Fargo.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

         12. THIRD PARTY BENEFICIARIES. Except as contemplated by paragraphs 4(u), 4(v) and 5(n), each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                  If to Wells Fargo:

                           Wells Fargo & Company
                           Sixth and Marquette
                           Minneapolis, Minnesota 55479-1026
                           Attention:  Secretary

                  If to First Place:

                           First Place Financial Corporation
                           100 East Broadway
                           Farmington, New Mexico 87401
                           Attention: Richard Ledbetter

                  With a copy to:

                           Jenkens & Gilchrist
                           1445 Ross Avenue - Suite 3200
                           Dallas, TX 75202-2799
                           Attention:  Peter Weinstock, Esq.

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

         14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

         15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

         16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

         17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of First Place shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

         18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Mexico.

         19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


 WELLS FARGO & COMPANY              FIRST PLACE FINANCIAL CORPORATION


By:  /s/ John E. Ganoe              By:  /s/ Richard I. Ledbetter
     ---------------------------         ----------------------------
Its: Executive Vice President       Its: Chairman/Chief Executive Officer

                                                                       EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                        FIRST PLACE FINANCIAL CORPORATION
                            a New Mexico corporation
                           (the surviving corporation)
                                       AND
                                  [MERGER CO.]
                            a New Mexico corporation
                            (the merged corporation)

         This Agreement and Plan of Merger dated as of __________, _____, between FIRST PLACE FINANCIAL CORPORATION, a New Mexico corporation (hereinafter sometimes called "First Place" and sometimes called the "surviving corporation") and [MERGER CO.], a New Mexico corporation ("Merger Co.")(said corporations being hereinafter sometimes referred to as the "constituent corporations"),

         WHEREAS, Merger Co., a wholly-owned subsidiary of Wells Fargo & Company ("Wells Fargo"), was incorporated by Articles of Incorporation filed in the office of the New Mexico Public Regulation Commission on _______, 19__, and said corporation is now a corporation subject to and governed by the provisions of the New Mexico Business Corporation Act. Merger Co. has authorized capital stock of ________ shares of common stock having a par value of $_____ per share ("Merger Co. Common Stock"), of which _________ shares were outstanding as of the date hereof; and

         WHEREAS, First Place was incorporated by Articles of Incorporation filed in the office of the New Mexico Public Regulation Commission on ________, 19__ and said corporation is now a corporation subject to and governed by the provisions of the New Mexico Business Corporation Act. First Place has authorized capital stock of ________ shares of Common Stock, par value $_____ per share ("First Place Common Stock") of which _______ shares were outstanding and no shares were held in the treasury as of ___________ , 19__; and

         WHEREAS, Wells Fargo and First Place are parties to an Agreement and Plan of Reorganization dated as of __________ , 1999 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

         WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporations merge and that Merger Co. be merged with and into First Place, with First Place continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the New Mexico Business Corporation Act, which statute permits such merger; and

         WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Merger Co. and First Place, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merger Co. shall be merged with and into First Place pursuant to the laws of the State of New Mexico, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Merger Co. with and into First Place, the mode of carrying said merger into effect, the manner and basis of exchanging the shares of First Place Common Stock for shares of common stock of Wells Fargo of the par value of $1-2/3 per share ("Wells Fargo Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

         FIRST: At the time of merger, Merger Co. shall be merged with and into First Place, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Merger Co. shall cease and the name of the surviving corporation shall be ________________.

         SECOND: The Articles of Incorporation of First Place at the time of merger shall be amended as set forth below and, as so amended, shall be the Articles of Incorporation of the surviving corporation until further amended according to law:

                [Amend to change name, number of directors, etc.]

         THIRD: The By-Laws of First Place at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

         FOURTH: The directors of Merger Co. at the time of merger shall be and remain the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify.

FIFTH:   The officers  of Merger Co.  at the time  of merger shall be and remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

         SIXTH: The manner and basis of converting the shares of First Place Common Stock into whole shares of Wells Fargo Common Stock (and cash in lieu of fractional share interests) shall be as follows:

         1. Each of the shares of First Place Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into the right to receive the number of shares of Wells Fargo Common Stock determined by dividing 4,600,000 by the number of shares of First Place Common Stock then outstanding.

         2. As soon as practicable after the merger becomes effective, each holder of a certificate which, prior to the effective time of the merger, represented shares of First Place Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate representing the number of whole shares of Wells Fargo Common Stock to which such holder shall be entitled on the basis set forth in paragraph 1 above. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of First Place Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed to evidence only the right to receive (except for the payment of dividends as provided below) the number of whole shares of Wells Fargo Common Stock issuable on the basis above set forth; provided, however, until the holder of such certificate for First Place Common Stock shall have surrendered the same as above set forth, no dividend payable to holders of record of Wells Fargo Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the shares of Wells Fargo Common Stock issuable in connection with the merger, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate representing Wells Fargo Common Stock issued in exchange therefor an amount with respect to such shares of Wells Fargo Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Wells Fargo Common Stock between the effective date of merger and the date of such exchange.

         3. If between the date of the Reorganization Agreement and the time of merger, shares of Wells Fargo Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Wells Fargo Common Stock, if any, into which a share of First Place Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Wells Fargo Common Stock into which a share of First Place Common Stock shall be converted will equal the number of shares of Wells Fargo Common Stock which the holders of shares of First Place

         Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

         4. No fractional shares of Wells Fargo Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Wells Fargo Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the meeting of shareholders of First Place held to vote on the plan of merger.

         5. Each share of Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for shares of the surviving corporation after the time of merger.


         SEVENTH: The merger provided for by this Agreement shall be effective as follows:

         1. The effective date of merger shall be the date on which Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the New Mexico Public Regulation Commission; provided, however, that all of the following actions shall have been taken in the following order:

                  a. This Agreement shall be approved and adopted on behalf of Merger Co. and First Place in accordance with the New Mexico Business Corporation Act; and

                  b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the New Mexico Business Corporation Act, shall be executed by the President or a Vice President of Merger Co. and by the Secretary or an Assistant Secretary of Merger Co., and by the President or a Vice President of First Place and by the Secretary or an Assistant Secretary of First Place, and shall be filed in the office of the New Mexico Public Regulation Commission in accordance with the New Mexico Business Corporation Act.

         2. The merger shall become effective as of 11:59 p.m. (the "time of merger") on the effective date of merger.

         EIGHTH:  At the time of merger:

         1. The separate existence of Merger Co. shall cease, and the corporate existence and identity of First Place shall continue as the surviving corporation.

         2. The merger shall have the other effects prescribed by Section 53-14-6 of the New Mexico Business Corporation Act.

         NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

         1. The surviving corporation shall (i) file with the New Mexico Public Regulation Commission an agreement that it may be served with process within or without the State of New Mexico in the courts of the State of New Mexico in any proceeding for the enforcement of any obligation of Merger Co. and in any proceeding for the enforcement of the rights of a dissenting shareholder of Merger Co. against First Place, and (ii) file with said New Mexico Public Regulation Commission an agreement that it will promptly pay to the dissenting shareholders of Merger Co. the amount, if any, to which such dissenting shareholders will be entitled under the provisions of the New Mexico Business Corporation Act with respect to the rights of dissenting shareholders.

         2. The registered office of the surviving corporation in the State of New Mexico shall be _______________, and the name of the registered agent of First Place at such address is Corporation Service Company.

         3. If at any time the surviving corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the surviving corporation the title to any property or rights of Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of First Place and Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in the surviving corporation and otherwise carry out the purposes of this Agreement.

         4. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

         5. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New Mexico.

         6. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

         7. At any time prior to the filing of Articles of Merger with the New Mexico Public Regulation Commission, subject to the provisions of the Reorganization Agreement this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                                            FIRST PLACE FINANCIAL CORPORATION


                                            By: ________________________________
                                            Its:  ______________________________


(Corporate Seal)


Attest:


--------------------------
         Secretary

                                            [MERGER CO.]


                                            By: ________________________________
                                            Its:  ______________________________


(Corporate Seal)


Attest:


---------------------------
         Secretary

                                                                       Exhibit B

Wells Fargo & Company
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-1026

Attn:  Secretary

Gentlemen:

         I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of First Place Financial Corporation, a New Mexico corporation ("First Place").

         Pursuant to an Agreement and Plan of Reorganization, dated as of ________, 1999, (the "Reorganization Agreement"), between First Place and Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), it is contemplated that a wholly-owned subsidiary of Wells Fargo will merge with and into First Place (the "Merger") and, as a result of such Merger, I will receive in exchange for each share of Common Stock, no par value, of First Place ("First Place Common Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement) a number of shares of Common Stock, par value $1 2/3 per share, of Wells Fargo ("Wells Fargo Common Stock"), as more specifically set forth in the Reorganization Agreement.

         I hereby agree as follows:

         I will not offer to sell, transfer or otherwise dispose of any of the shares of Wells Fargo Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145,
(b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

         I consent to the endorsement of the certificates representing the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Wells Fargo & Company of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

         Wells Fargo's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock unless the transfer has been effected in compliance with the terms of this letter agreement.

         It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer order shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time of such disposition an affiliate of Wells Fargo and have been the beneficial owner of the Stock for at least one year (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder) and Wells Fargo has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Wells Fargo and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Wells Fargo shall have received an opinion of counsel acceptable to Wells Fargo to the effect that the stock transfer restrictions and the legend are not required.

         I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of First Place Common Stock, Wells Fargo Common Stock or the Stock, to the extent I felt necessary, with my counsel or counsel for First Place.

                                   Sincerely,


                                   -------------------------

                                                                       EXHIBIT C


                                  Bank of America Corporation
                                  Bank One Corporation
                                  First Union Corporation
                                  U.S. Bancorp
                                  Fleet Financial Group, Inc.
                                  SunTrust Banks, Inc.
                                  National City Corporation
                                  Fifth Third Bancorp
                                  Mellon Bank Corporation
                                  PNC Bank Corp.
                                  Wachovia Corporation
                                  KeyCorp
                                  State Street Corporation
                                  BB&T Corporation
                                  Northern Trust Corporation
                                  Comerica Incorporated
                                  Regions Financial Corporation
                                  Huntington Bancshares Incorporated
                                  Marshall & Ilsley Corporation
                                  Summit Bancorp